SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2008

EBIX, INC.

(Exact name of registrant
as specified in its charter)

Delaware	0-15946	77-0021975
(State or other	(Commission	(I.R.S. Employer
jurisdiction of incorporation)	File Number)	Identification No.)

5 Concourse Parkway, Suite 3200, Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (678) 281-2020

(Former name or former address, if changed since last report.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3  —  Securities and Trading Markets.

Item 3.02 Unregistered Sales of Equity Securities.

On April 2, 2008, we entered into a share purchase agreement pursuant to which Rennes Foundation, an “accredited investor” within the meaning of Rule 501 of Regulation D, acquired 40,000 shares of our unregistered common stock at $75.70 per share, for an aggregate offering price of approximately $3.0 million. Mr. Rolf Herter, a director of the Rennes Foundation, is a director of the Company.  The Company relied upon Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder in making this sale in a private placement to an accredited investor who acquired the shares for investment purposes.  Pursuant to the share purchase agreements, Ebix is obligated to file with the SEC a registration statement for these shares and use our reasonable best efforts to cause the SEC to declare the registration statement effective.

On April 7, 2008, we entered into a share purchase agreement pursuant to which Ashford Capital Management, Inc., a registered investment advisor and “accredited investor” within the meaning of Rule 501 of Regulation D, acquired 110,000 shares of our unregistered common stock at $72.87 per share, for an aggregate offering price of approximately $8.0 million, for the account of eleven “accredited investors.”  Ashford Capital Management, Inc. has discretion with respect to the purchase, sale, and voting of these shares. The Company relied upon Section 4(2) of the Securities Act of 1933 and Regulation D promulgated thereunder in making this sale in a private placement to accredited investors who acquired the shares for investment purposes.  Pursuant to the share purchase agreements, Ebix is obligated to file with the SEC a registration statement for these shares and use our reasonable best efforts to cause the SEC to declare the registration statement effective.

Our most recent Form 10-K, filed on March 31, 208, reported that as of March 31,2008, there were 3,424,079 outstanding shares of our common stock.  These two share issuances, together,  represented an increase of approximately 4.4%.  As a smaller reporting company, we are only required to report increases of 5% or more.  The Company has in this instance elected to file this information in order to better inform the public.

Section 9  —  Financial Statement and Exhibits.

Item 9.01 Financial Statement and Exhibits.

                (d)           Exhibits.

Exhibit Number

10.29*	Share Purchase Agreement made and extended into as of April 2, 2008 by and among Ebix, Inc. and Rennes Foundation.
10.30*	Share Purchase Agreement made and entered into as of April 7, 2008 by and among Ebix, Inc. and Ashford Capital Management, Inc.

*                 Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EBIX, INC.

	By:	/s/ Robert F. Kerris
Robert Kerris
Chief Financial Officer
and Corporate Secretary

April 14, 2008